UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2007

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On August 13, 2007, the Compensation Committee of the Board of Directors (“Board”) of ICO, Inc. (the “Company”) approved the following grants of restricted shares (“Restricted Shares”) of the Company’s common stock pursuant to the terms of the Company’s 2007 Equity Incentive Plan (“Plan”):

Jon C. Biro (Chief Financial Officer and Treasurer):	15,000 Restricted Shares
Stephen E. Barkmann (President, Bayshore Industrial):	36,000 Restricted Shares
Dario E. Masutti (President, ICO Courtenay-Australasia):	24,000 Restricted Shares
Derek R. Bristow (President, ICO Europe):	20,000 Restricted Shares

    All of the Restricted Shares described above vest on August 13, 2010 (the third anniversary of the date of grant).  The Restricted Shares are subject to forfeiture in the event that the executive officer’s employment with the Company terminates prior to the end of the three-year vesting period (except in the event of death of the executive officer, in which case, the Restricted Shares will vest immediately).

On August 13, 2007, the Board approved increasing the base salary of the Company’s President and Chief Executive Officer, A. John Knapp, Jr. from $200,000 to $250,000, to be effective as of October 1, 2007.   The Board also approved a grant, to be made on August 17, 2007, of 36,000 Restricted Shares to Mr. Knapp pursuant to the Plan.  These Restricted Shares are subject to the same terms as the grants to the other executive officers described above except that these Restricted Shares will vest on August 17, 2010 (the third anniversary of the date of grant).

Each grant of Restricted Shares to the executive officers named above is subject to the terms of a Restricted Stock Agreement between the executive officer and the Company, in the form filed as Exhibit 10.1 hereto.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
10.1	Restricted Stock Agreement (the Company’s standard form for grants of Restricted Shares).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: August 17, 2007	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer